POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Steven D. Whiteman, Michael A. Wolf, and Catherine R. Hardwick, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable VIASOFT, Inc., a Delaware corporation (the "Corporation"),
(1) to sign a Form S-8 Registration Statement in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 400,000 shares of Common Stock (the "Shares") issuable under the Outside Director Stock Option Plan together with any and all future amendments (and post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, and to comply with the Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof; (2) to effect the exemption from or, if necessary, the registration or qualification of all or part of the Shares for offer and sale under the securities or Blue Sky laws and to effect, if necessary, the registration of the Corporation as a dealer or broker in any such state or states wherein such registration or qualification is required or advisable for the purpose of offering or selling therein the Shares, and to execute and file such irrevocable written consents to service of process on the part of the undersigned to be used in such state or states as may be requisite under the securities or Blue Sky laws therein in connection with said exemption from or, if necessary, the registration or qualification of the Shares or in connection with said registration of the Corporation as a dealer or broker, and to appoint the appropriate entity or state official agent of the undersigned for the purpose of receiving and accepting process; and (3) to effect the listing of the Shares on the Nasdaq National Market System or any national securities exchanges; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents in the capacity indicated on this 10 day of Oct., 1996.



                                              /s/ A. LeRoy Ellison
                                              ----------------------------------
                                              Director (Signature)

                                              A. LeRoy Ellison
                                              ----------------------------------
                                              Director (Print Name)

                                              Witness:  /s/ Cathy Hardwick
                                                        ------------------------



                                  EXHIBIT 24.3

STATE OF ARIZONA         )
         ----------------
                         )  ss.
County of Maricopa       )
          ---------------


         On this 10th day of Oct., 1996, before me, the undersigned Notary Public, personally appeared A. LeRoy Ellison, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                  /s/ Valada E. Bolster
                                  ----------------------------------------------
                                  Notary Public

My commission expires:


Dec. 3, 1998
-----------------------------